MANNING ELLIOTT                       11th floor West Pender Street, Vancouver
CHARTERED ACCOUNTANTS                 BC, Canada V6E 357

                                      Phone: 604.714.3600 Fax: 604.714.3669
                                      Web: manningelliott.com



                                                                    Exhibit 23.1



                         Consent of Independent Auditors


To the Board of Directors
of AVVAA World Health Care Products Inc.

We consent to the use of our report dated September 9, 2003 on the financial statements of AVVAA World Health Care Products Inc. as of May 31, 2003 that are included in the Company's Form 10-KSB, which is included, by reference, in the Company's Form S-8.

Dated this 24th day of June, 2004.



/s/ 'Manning Elliott"


MANNING ELLIOTT
Chartered Accountants